Exhibit 99.1

ClearSign Combustion Corp. Announces Completion of Public Offering, Including the Exercise of the Underwriter’s Entire Overallotment Option

SEATTLE, February 12, 2015 – ClearSign Combustion Corporation (NASDAQ: CLIR) (the “Company”) announced today that it completed the public offering announced on February 5, 2015 of 2,990,000 shares of its common stock, which includes the exercise in full of the underwriter’s overallotment option consisting of 390,000 shares of common stock, at a price of $5.85 per share. MDB Capital Group, LLC was the underwriter for the offering. Total gross proceeds of the Company’s public offering were approximately $17.5 million.

The securities described above were offered by the Company pursuant to a shelf registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A final prospectus supplement related to the offering was filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained, by sending a request to: MDB Capital Group, LLC, 401 Wilshire Boulevard, Suite 1020, Santa Monica, CA 90401, (310) 526-5000.

About MDB Capital Group

MDB Capital Group finances development stage companies that possess meaningful technology that has the potential to impact large commercial markets and benefit humanity.  MDB maximizes the value of these technology companies by helping position them to be the dominant leader in their technology domain and connecting them with a base of high-quality investors.  For more information, please visit www.mdb.com

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness. Our patent-pending Duplex™ and Electrodynamic Combustion Control™ platform technologies improve control of flame shape and heat transfer and optimize the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsign.com

Cautionary note on forward-looking statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the completion, timing and size of the proposed public offering. Such forward looking statements involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering. Such statements involve known and unknown risks that relate to future events or future financial performance and the actual results could differ materially from those discussed in this communication. There can be no assurance that ClearSign will be able to complete the proposed public offering. Risks and uncertainties that may cause ClearSign’s actual results to differ materially from those discussed in this communication can be found in the “Risk Factors” section of ClearSign’s Form 10-K, Forms 10-Q and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and ClearSign assumes no responsibility to update or revise any forward-looking statements contained in this communication to reflect events, trends or circumstances after the date of this communication.

For further information:

Media:

Alberto Gestri

Antenna Group for ClearSign

+1 415-464-6319

clearsign@antennagroup.com

Investor Relations:

+1 206-673-4848

investors@clearsign.com